Exhibit 99.1

NEWS RELEASE

Release No. 127-7-3

805 SW Broadway	Contact:
Portland, OR 97205	David Dugan (Media Relations)
503.821.5100	503.821.5285
Fax: 503.821.5107	Bill Hebert (Investor Relations)
503.821.5100

FOR RELEASE AT 8:00 A.M. (EDT) TUESDAY, JULY 29, 2003

LP Reports Second Quarter 2003 Results

Portland, Ore. (July 29, 2003) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) today reported a second quarter net loss of $17.2 million, or $0.16 per diluted share, on sales of $479 million.  In the second quarter of 2002, LP’s net loss was $13.2 million, or $0.13 per diluted share, on sales of $432 million. For the first six months of 2003, LP reported a net loss of $15.7 million, or $0.15 per diluted share, on sales of $892 million compared to a net loss of $22.7 million, or $0.22 per diluted share, on sales of $822 million for the first six months of 2002.  All sales figures are from continuing operations only.

For the second quarter of 2003, income from continuing operations was $8.9 million, or $0.09 per share. In the second quarter of 2002, LP’s income from continuing operations was $7.5 million, or $0.07 per diluted share.  For the first six months of 2003, income from continuing operations before cumulative effect of accounting principle was $10.9 million, or $0.10 per share. For the first six months of 2002, income from continuing operations before cumulative effect of accounting principle was $7.6 million, or $0.07 per share.

“Our continuing businesses showed significant strength exiting the quarter.  However, during the first two months, poor weather conditions disrupted construction activity and seasonal demand for building products.  In late May and June, demand surged for oriented strand board, siding and engineered wood products.  That momentum has continued to build into the third quarter,” said Mark A. Suwyn, LP’s chairman & CEO.

Suwyn continued, “In addition to poor weather conditions, our operations were negatively impacted by elevated costs, compared to second quarter 2002, in energy, other petroleum-based expenses, wood costs, and the continued strengthening of the Canadian dollar.

“We are making excellent progress toward achieving the objectives of our divestiture plan.  During the second quarter we sold approximately $110 million of timberland. Also, earlier this month we announced a definitive agreement to sell 465,000 acres of timberland, which represents the last significant portion of our timberland that was not under contract or sold,” Suwyn stated. “We are on track to divest the remaining assets and generate more than $700 million in total value (including cash, liquidation of working capital and reduction of liabilities) from this program for our shareholders.”

LP also announced today that it is moving its remaining lumber and interior decorative panel facilities to discontinued operations, reflecting its intent to divest or discontinue operating these facilities within the next year.  LP has signed letters of intent with interested buyers for the majority of the facilities and expects to complete most of the transactions by the end of 2003.  As a result of these actions, LP was required to evaluate these facilities for impairment based on expected net sales proceeds.  Based on that evaluation, LP recorded impairment charges associated with certain of these planned divestitures and shutdowns during the second quarter.

At 11:00 a.m. EDT (8:00 a.m. PDT) today, LP will host a webcast on its second quarter 2003 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those contemplated by these, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net sales	$478.5	$432.3	$891.6	$821.5

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate	$19.3	$11.1	$22.4	$13.9

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net	$15.5	$6.8	$6.1	$9.3

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$8.9	$7.5	$10.9	$7.6

Net income (loss)	$(17.2)	$(13.2)	$(15.7)	$(22.7)

Net income (loss) per share - basic and diluted	$(0.16)	$(0.13)	$(0.15)	$(0.22)

Average shares outstanding
Basic	104.6	104.6	104.6	104.6
Diluted	105.1	104.7	104.9	104.6

Calculation of income from continuing operations before taxes, minority interest and equity in earnings of unconsolidated affiliate, excluding gain or loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income before taxes, minority interest, and equity in earnings of unconsolidated affiliate	$19.3	$11.1	$22.4	$13.9

(Gain) loss on sale or impairment of long-lived assets	(29.2)	(5.8)	(41.7)	(4.2)
Other operating credits and charges, net	25.4	1.5	25.4	(0.4)

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliate excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net	$15.5	$6.8	$6.1	$9.3

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net Sales	$478.5	$432.3	$891.6	$821.5

OPERATING COSTS AND EXPENSES
Cost of sales	376.9	339.0	712.9	639.4
Depreciation, amortization and cost of timber harvested	32.1	32.4	65.0	68.7
Selling and administrative	39.9	36.7	76.5	70.5
(Gain) loss on sale or impairment of long lived assets	(29.2)	(5.8)	(41.7)	(4.2)
Other operating credits and charges, net	25.4	1.5	25.4	(0.4)
Total operating costs and expenses	445.1	403.8	838.1	774.0

Income (loss) from operations	33.4	28.5	53.5	47.5

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	0.2	(0.8)	(1.7)	(1.1)
Interest expense	(22.3)	(24.4)	(45.2)	(48.2)
Interest income	8.0	7.8	15.8	15.7
Total non-operating income (expense)	(14.1)	(17.4)	(31.1)	(33.6)

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affliates	19.3	11.1	22.4	13.9
Provision (benefit) for income taxes	10.0	4.3	11.1	8.4

Equity in (income) loss of unconsolidated affliates	—	(0.5)	—	(1.4)
Minority interest in net income (loss) of consolidated subsidiary	0.4	(0.2)	0.4	(0.7)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	8.9	7.5	10.9	7.6

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(42.3)	(33.4)	(43.2)	(42.8)
Provision (benefit) for income taxes	(16.2)	(12.7)	(16.5)	(16.3)
Income (loss) from discontinued operations	(26.1)	(20.7)	(26.7)	(26.5)

Income (loss) before cumulative effect of change in accounting principle	(17.2)	(13.2)	(15.8)	(18.9)
Cumulative effect of change in accounting principle	—	—	0.1	(3.8)
Net income (loss)	$(17.2)	$(13.2)	$(15.7)	$(22.7)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$0.09	$0.07	$0.10	$0.07
Income (loss) from discontinued operations	(0.25)	(0.20)	(0.25)	(0.26)
Cumulative effect of change in accounting principle	—	—	—	(0.03)
Net Income (Loss) Per Share - Basic and Diluted	$(0.16)	$(0.13)	$(0.15)	$(0.22)

Average shares of common stock outstanding - Basic	104.6	104.6	104.6	104.6
- Diluted	105.1	104.7	104.9	104.6

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$158.0	$137.3
Receivables, net	139.3	99.3
Inventories	166.2	163.5
Prepaid expenses	14.4	11.3
Deferred income taxes	46.2	38.6
Current assets of discontinued operations	14.5	41.3
Total current assets	538.6	491.3
Timber and timberlands
Forest licenses	95.8	97.3
Deposits and other	15.4	15.1
Timber and timberlands held for sale	278.1	377.5
Total timber and timberlands	389.3	489.9

Property, plant and equipment	1,786.7	1,770.1
Accumulated depreciation	(981.0)	(928.6)
Net property, plant and equipment	805.7	841.5
Goodwill	276.7	276.7
Other intangible assets	26.9	29.9
Notes receivable from asset sales	403.9	403.9
Assets transferred under contractual arrangement	—	29.1
Restricted cash	92.8	46.8
Other assets	120.3	63.9
Long-term assets of discontinued operations	54.3	100.2
Total assets	$2,708.5	$2,773.2

LIABILITIES AND EQUITY
Current portion of long-term debt	$1.1	$35.3
Accounts payable and accrued liabilities	215.7	211.1
Current portion of contingency reserves	40.0	20.0
Total current liabilities	256.8	266.4

Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	643.8	673.6
Total long-term debt, excluding current portion	1,040.3	1,070.1

Contingency reserves, excluding current portion	85.3	106.1
Liabilities transferred under contractual arrangement	—	15.3
Deferred income taxes and other	342.6	309.1

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	447.8	446.8
Retained earnings	730.1	745.8
Treasury stock	(228.4)	(230.2)
Accumulated comprehensive loss	(82.9)	(73.1)
Total stockholders’ equity	983.5	1,006.2
Total liabilities and equity	$2,708.5	$2,773.2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Six Months Ended June 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15.7)	$(22.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	69.9	83.9
(Gain) loss on sale or impairment on long-lived assets	(24.8)	23.2
Other operating charges and credits	35.4	3.1
Exchange loss on remeasurement	10.0	3.7
Increase in contingency reserves	8.4	2.2
Cash settlement of contingencies	(8.0)	(24.8)
Cumulative effect of change in accounting principle	(0.1)	6.3
Other adjustments	(3.0)	(10.6)
Increase in certain working capital components and deferred taxes	(24.8)	(3.2)
Net cash provided by operating activities	47.3	61.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(25.9)	(15.5)
Proceeds from timber & timberland sales	54.1	1.1
Proceeds from asset sales	30.2	19.5
Increase in restricted cash from asset sales	(46.0)	—
Return of capital from unconsolidated subsidiary	27.1	—
Other investing activities, net	(1.8)	5.9
Net cash provided by investing activities	37.7	11.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under revolving credit facilities	(30.0)	(32.0)
Long term borrowings	—	17.1
Repayment of long-term debt	(37.1)	(17.0)
Other financing activities, net	1.5	(4.2)
Net cash used in financing activities	(65.6)	(36.1)

EFFECT OF EXCHANGE RATE ON CASH:	1.3	0.1

Net increase in cash and cash equivalents	20.7	36.1
Cash and cash equivalents at beginning of period	137.3	61.6

Cash and cash equivalents at end of period	$158.0	$97.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net sales:
OSB	$229.2	$194.8	$423.5	$383.6
Composite Wood Products	100.8	101.8	189.5	188.1
Plastic Building Products	57.6	43.7	100.2	73.8
Engineered Wood Products	72.8	67.8	137.3	121.3
Pulp	—	0.6	—	0.7
Other	25.6	40.1	52.4	84.0
Less: Intersegment sales	(7.5)	(16.5)	(11.3)	(30.0)
	$478.5	$432.3	$891.6	$821.5

Operating profit (loss):
OSB	$37.1	$25.0	$50.9	$48.1
Composite Wood Products	10.5	17.6	20.2	28.4
Plastic Building Products	6.1	1.3	9.3	2.0
Engineered Wood Products	(1.1)	2.0	(2.1)	4.3
Pulp	—	(2.3)	—	(3.6)
Other	(1.0)	1.9	2.3	5.7
Other operating credits and charges, net	(25.4)	(1.5)	(25.4)	0.4
Gain (loss) on sale or impairment of long-lived assets	29.2	5.8	41.7	4.2
General corporate and other expenses, net	(21.8)	(22.1)	(45.1)	(43.1)
Interest income (expense), net	(14.3)	(16.6)	(29.4)	(32.5)
Income (loss) before taxes, minority interest and equity in earnings of unconsolidated subsidiary	$19.3	$11.1	$22.4	$13.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               On May 8, 2002, LP announced that its board of directors had approved a plan to sell selected businesses and assets in order to significantly reduce LP’s current debt. As revised in May 2003, the plan involves divesting LP’s plywood, industrial panels, timber and timberlands, wholesale and distribution businesses and certain lumber mills. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, LP is required to account for the businesses sold or anticipated to be sold within one year as discontinued operations. Additionally, as a result of the planned divestitures, LP was required to modify its segment reporting under SFAS No. 131, “Disclosures about Segments of Enterprise and Related Information”.

3.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Condensed Consolidated Statements Of Income for the quarter and six months ended June 30 are reflected in the table below and are described in the paragraphs following the table:

Quarter Ended June 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Additions to product related contingency reserves	$(6.7)	$(4.1)	$—	$—
Additions to environmental contingency reserves	(2.7)	(1.6)	—	—
Loss related to assets and liabilities transferred under contractual arrangement	(16.0)	(9.8)	—	—
Severance charges	—	—	(1.5)	(0.9)
	$(25.4)	$(15.5)	$(1.5)	$(0.9)

Six Months Ended June 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Insurance recoveries	$—	$—	$1.9	$1.1
Additions to product related contingency reserves	(6.7)	(4.1)	—	—
Additions to environmental contingency reserves	(2.7)	(1.6)	—	—
Loss related to assets and liabilities transferred under contractual arrangement	(16.0)	(9.8)	—	—
Severance charges	—	—	(1.5)	(0.9)
	$(25.4)	$(15.5)	$0.4	$0.2

In the first quarter of 2002, LP recorded a net gain of $1.9 million ($1.1 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years.

In the second quarter of 2002, LP recorded a loss of  $1.5 million ($1.0 million after tax, or $.01 per share) on severance accrued as part of the divestiture plan.

In the second quarter of 2003, LP recorded a loss of $16.0 million ($9.8 million after taxes, or $0.15 per share) related to assets and liabilities transferred under contractual arrangement due to the increase in a valuation allowance associated with notes receivable from Samoa Pacific; a loss of $6.7 million ($4.1 million after taxes, or $0.04 per share) from increases in product related contingency reserves associated with the National OSB class action settlement and a loss of $2.7 million ($1.6 million after taxes, or $0.01 per diluted share) associated with environmental reserves at our Ketchikan Pulp Company operations.

4.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Condensed Consolidated Statements Of Income for the quarter and year ended December 31 are reflected in the table below and are described in the paragraphs following the table:

Quarter Ended June 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$29.3	$17.9	$—	$—
Loss on other long-lived assets	(0.1)	(0.1)	7.1	4.3
Impairment charges on fixed assets	—	—	(1.3)	(0.8)
	$29.2	$17.8	$5.8	$3.5

Six months ended June 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$41.8	$25.5	$—	$—
Loss on other long-lived assets	(0.1)	(0.1)	7.1	4.3
Impairment charges on fixed assets	—	—	(2.9)	(1.8)
	$41.7	$25.4	$4.2	$2.5

In the first quarter of 2002, LP recorded a loss of $1.6 million ($0.9 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held.

In the second quarter of 2002, LP recorded a loss of $1.3 million ($0.8 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held and a gain of $7.1 million ($4.3 million after taxes, or $0.04 per share) on the sale of certain assets.

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the second quarter of 2003, LP recorded a gain of $29.3 million ($17.9 million after taxes, or $0.17 per  share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a loss of $0.1 million ($0.1 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

5.               Income Taxes

	Quarter Ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Continuing operations	$18.9	$11.8	$22.0	$16.0
Discontinued operations	(42.3)	(33.4)	(43.2)	(42.8)
Cumulative effect of change in accounting principle	—	—	0.2	(6.3)
	(23.4)	(21.6)	(21.0)	(33.1)
Total tax provision (benefit)	(6.2)	(8.4)	(5.3)	(10.4)
Net income (loss)	$(17.2)	$(13.2)	$(15.7)	$(22.7)

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. The primary difference between the statutory rate (38%) on continuing operations and the calculated rate relates to permanent difference associated with certain inter-company debt which is denominated in Canadian dollars. The components and associated estimated effective income tax rates applied to each period are as follows:

	Quarter Ended June 30,
	2003		2002
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$10.0	53%	$4.3	36%
Discontinued operations	(16.2)	38%	(12.7)	38%
Cumulative effect of accounting change	—	—	—	—
	$(6.2)	26%	$(8.4)	39%

	Six Months Ended June 30,
	2003		2002
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$11.1	50%	$8.4	53%
Discontinued operations	(16.5)	38%	(16.3)	38%
Cumulative effect of accounting change	0.1	38%	(2.5)	38%
	$(5.3)	26%	$(10.4)	31%

6.               Cumulative Effect of Change in Accounting Principles:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”, as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after tax) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LP adopted Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets”, as of January 1, 2002. As of January 1, 2002, LP discontinued amortization of goodwill. LP has determined that $6.3 million of goodwill recorded in the Engineered Wood Products business was impaired as of January 1, 2002 and this amount is recorded net of income tax effects as a “cumulative effect of change in accounting principle” as of January 1, 2002.

LOUISIANA-PACIFIC CORPORATION

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Oriented strand board, million square feet 3/8” basis	1,298	1,363	2,587	2,723

Wood-based siding, million square feet 3/8” basis	213	202	420	389

Engineered I-Joist, million lineal feet	21	23	43	41

Laminated veneer lumber (LVL), thousand cubic feet	2,551	2,277	4,755	4,293

Composite Decking, thousand lineal feet	8,462	5,773	16,444	8,449

Vinyl Siding, squares	747	722	1,302	1,205